Exhibit 99.2

byNordic Acquisition Corporation Confirms Funding and Extension of Deadline to Complete Initial Business Combination

New York/Malmo, May 11, 2023 (GLOBE NEWSWIRE) -- byNordic Acquisition Corporation (NASDAQ: BYNO) (the “Company”) announced today that its sponsor, Water by Nordic AB (the “Sponsor”), has deposited an additional $1,725,000 (representing $0.10 per public share) (the “Extension Payment”) into the Company’s trust account for its public stockholders. This deposit enables the Company to extend the date by which the Company has to complete its initial business combination from May 11, 2023 to August 11, 2023 (the “Extension”). The Extension provides the Company with additional time to complete its initial business combination.

The Sponsor loaned the Extension Payment to the Company, which loan is convertible, at the Sponsor’s discretion, into shares of the Company’s Class A common stock identical to the Class A common Stock issued in the Company’s private placement that was consummated in connection with the Company’s initial public offering.

byNordic Acquisition Corporation

byNordic Acquisition Corporation, led by Chief Executive Officer Michael Hermansson, is a special purpose acquisition company formed with the purpose of entering into a business combination with one or more businesses. While the Company may pursue an initial business combination with a company in any sector or geography, it intends to focus its search on high technology growth companies within the northern part of Europe.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Michael Hermansson

+ 46 707 294100

ir@bynordic.se